   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1997
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              HARTFORD LIFE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                            06-1470915
         (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                              200 HOPMEADOW STREET
                          SIMSBURY, CONNECTICUT 06089
                                 (860) 843-7716
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                GREGORY A. BOYKO
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                              HARTFORD LIFE, INC.
                              200 HOPMEADOW STREET
                          SIMSBURY, CONNECTICUT 06089
                                 (860) 843-7716
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

  GEORGE W. BILICIC, JR., ESQ.         MICHAEL S. WILDER, ESQ.             ANDREW S. ROWEN, ESQ.
    CRAVATH, SWAINE & MOORE            ITT HARTFORD GROUP, INC.             SULLIVAN & CROMWELL
       825 EIGHTH AVENUE                    HARTFORD PLAZA                    125 BROAD STREET
    NEW YORK, NEW YORK 10019         HARTFORD, CONNECTICUT 06115          NEW YORK, NEW YORK 10004
         (212) 474-1000                     (860) 547-5000                     (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: At such time or times after the Registration Statement becomes effective, as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE PER AGGREGATE OFFERING     AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED          UNIT(1)          PRICE(1)(2)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Debt Securities(4)............
Preferred Stock, no par               (3)                (3)                (3)                (3)
  value(5)(6).................
Depositary Shares(6)
----------------------------------------------------------------------------------------------------------
     Total.................... $1,000,000,000(7)         100%        $1,000,000,000(7)       $303,031
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

                                                        (footnotes on next page)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes continued from previous page)
---------------
(1) The maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Not applicable pursuant to General Instruction II.D. of Form S-3.

(4) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time. If any Debt Securities are issued at an original issue discount, such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000.

(5) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time.

(6) Subject to note (7) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the depositary under such Deposit Agreement.

(7) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR
     SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 14, 1997

PROSPECTUS

                               US $1,000,000,000

                              HARTFORD LIFE, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES

    Hartford Life, Inc., a Delaware corporation (the "Company"), may from time to time offer its (a) debt securities, in one or more series, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") and (b) shares of its preferred stock, no par value ("Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), in each case in amounts, at prices and on terms to be determined at the time or times of offering. The Debt Securities and Preferred Stock are referred to herein collectively as the "Offered Securities." The aggregate initial offering price of the Offered Securities in respect of which this Prospectus is being delivered will not exceed U.S. $1,000,000,000 or its equivalent (based on the applicable exchange rate at the time of issue), if Offered Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by the Company.
    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any terms of subordination, any sinking fund provisions, initial public offering or purchase price, any listing on a securities exchange, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any voting rights, any sinking fund provisions, initial public offering or purchase price, any listing on a securities exchange, methods of distribution and other special terms, and (c) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share.
    The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities, if applicable.
    The Debt Securities will be unsecured and, because the Company is a non-operating holding company, will be effectively subordinated to all liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Accordingly, holders of the Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company to the extent described herein and in the Prospectus Supplement relating thereto. The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may only be issued in registered form or in the form of one or more global debt securities unless otherwise specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global debt securities.
    The Offered Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange. If the Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Offered Securities.
    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
                 The date of this Prospectus is March   , 1997.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE TO WHICH THEY RELATE IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND/OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or on the Internet at http://www.sec.gov. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates into this Prospectus by reference the Company's Registration Statement on Form 10 (File No. 1-32204) filed with the Commission on February 14, 1997, as amended (as so amended, the "Form 10"), filed with the Commission pursuant to Section 12(b) of the Exchange Act, to which reference is hereby made.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Hartford Life, Inc., [Attention: Investor Relations Department], 200 Hopmeadow Street, Simsbury, Connecticut 06089, telephone number (860) 843-7716.

                                  THE COMPANY

     Hartford Life, Inc. (the "Company") is a leading insurance and financial services company that, through its consolidated subsidiaries, provides (i) investment products such as individual variable annuities and fixed MVA annuities, deferred compensation plan services and mutual funds for savings and retirement needs to over 1 million customers, (ii) life insurance for income protection and estate planning to approximately 500,000 customers and (iii) employee benefits products such as group life and group disability insurance for the benefit of over 15 million individuals. The Company is a holding company formed in December 1996, which holds virtually all the investment products, individual life insurance and employee benefits operations of ITT Hartford Group, Inc. ("The Hartford"). The Company is a direct subsidiary of Hartford Accident and Indemnity Company and an indirect subsidiary of The Hartford. The Hartford is among the largest domestic and international providers of commercial property-casualty insurance, property-casualty reinsurance and personal lines (including homeowners and auto) coverages. On December 19, 1995, ITT Industries, Inc. (formerly ITT Corporation) ("ITT") distributed all the outstanding shares of capital stock of The Hartford to ITT stockholders of record on such date (the transactions relating to such distribution are referred to herein as the "ITT Spin-Off"). As a result of the ITT Spin-Off, The Hartford became an independent, publicly traded company.

     As a holding company with no significant business operations of its own, the Company relies on dividends from its subsidiaries, which are primarily domiciled in the State of Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of and premium, if any, and interest on debt obligations of the Company, and the payment of dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled life insurers is limited under the insurance holding company laws of Connecticut, which require notice to and approval by the Connecticut Insurance Commissioner for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net gain from operations for the twelve-month period ending on the December 31 last preceding, in each case determined under statutory insurance accounting practices. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer's earned surplus, it requires the approval of the Connecticut Insurance Commissioner.

     The Company's principal offices are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089. The Company's telephone number is (860) 843-7716.

                                USE OF PROCEEDS

     Except as otherwise set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for the refinancing of debt, including outstanding commercial paper and other third-party indebtedness, and the satisfaction of other obligations, for working capital, capital expenditures, investments in or loans to subsidiaries and for other general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and Preferred Stock dividends for the years indicated:

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                      1992     1993     1994     1995     1996
                                                      ----     ----     ----     ----     ----
    Ratio of Earnings to Fixed Charges..............  5.5      7.2      7.0      6.2      1.5
    Ratio of Adjusted Earnings to Fixed
      Charges(1)....................................  n/a      n/a      n/a      n/a      6.9
    Ratio of Earnings to Combined Fixed Charges and
      Preferred Stock Dividends.....................  5.5      7.2      7.0      6.2      1.5

For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense and an imputed interest component for rental expense. There were no shares of Preferred Stock outstanding during the periods included above.
---------------
(1) The ratio reflects an adjustment to income before income tax expense of $348 million relating to Closed Book GRC losses for the year ended December 31, 1996. This ratio is being presented for 1996 to allow for a better understanding of the underlying trends in the Company's current business. Closed Book GRC primarily includes investment contracts with fixed or indexed rates for a specific period, constituting all GRC written by the Company prior to 1995. For a further discussion of Closed Book GRC, see Item 2, "Financial Information," in the Company's Registration Statement on Form 10, incorporated herein by reference.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities offered hereby are to be issued in one or more
series under the Senior Indenture, dated as of February   , 1997, as
supplemented from time to time (as so supplemented, the "Senior Indenture"), between the Company and Citibank, N.A., as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and a trustee to be named in a Prospectus Supplement relating to the offering of Subordinated Debt Securities (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Trustees"). Copies of the Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated obligations of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined below) of the Company. See "-- Subordination under the Subordinated Indenture." As a holding company with no significant business operations of its own, most of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries and the Company relies on dividends from such subsidiaries to meet its obligations for payment of principal of and premium, if any, and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities. The payment of dividends by the Company's insurance company subsidiaries, including Hartford Life & Accident, is limited under the insurance holding company laws of the states in which such subsidiaries are incorporated or commercially domiciled. The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of secured or other unsecured debt of the Company, whether under either of the Indentures, any other indenture that the Company may enter into in the future or otherwise. See "-- Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Debt Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or the right, if any, of the Company to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration or acceleration of the Maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which such amounts will be determined; (14) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series; (15) subject to the terms described under "Global Debt Securities," whether the Debt Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) in the case of the Subordinated Indenture, the relative degree, if any, to which such Debt Securities of the series shall be senior to or be subordinated to other series of such Debt Securities in right of payment, whether such other series of Debt Securities are outstanding or not; and (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 3.01.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations if applicable to any Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate. (Section 3.05.)

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Trustees as Securities Registrars under the Indentures. (Section 3.05.) If a Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.02.)

     In the event of any redemption, neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Securities so selected for redemption, except, in the case of any Debt Securities being redeemed in part, any portion thereof not to be redeemed. (Section 3.05.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indentures governing such Debt Securities.

     Payments of principal of and premium, if any, and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any Paying Agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Debt Security, as described in the applicable Prospectus Supplement, receive individual Debt Securities of such series in exchange for such beneficial interest in a Global Debt Security. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on Debt Securities will be made at the office of the Trustee for such Debt Securities in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time in an applicable Prospectus Supplement, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Sections 3.01, 3.07 and 10.02.)

     Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal and premium, if any, or interest on any Debt Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the Holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof. (Section 10.03.)

REDEMPTION

     Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity except as described below.

     The Company may, at its option, redeem the Debt Securities of any series on any Interest Payment Date with respect thereto in whole at any time or in part from time to time. Debt Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the greater of (a) the principal amount thereof and
(b) an amount equal to (i) in respect of Debt Securities of any series bearing interest at a fixed rate, the Discounted Remaining Fixed Amount Payments or (ii) in respect of Debt Securities of any series bearing interest determined by reference to a floating rate, the Discounted Swap Equivalent Payments (calculated as described below to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate debt security). (Section 11.07.) For purposes of this redemption provision, the following terms have the meanings set forth below:

     "Discounted Remaining Fixed Amount Payments" means, in respect of a Debt Security of any series bearing interest at a fixed rate, an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by the Company pursuant to the terms of such Debt Security on each Interest Payment Date after the redemption date and at Stated Maturity of the final payment of principal thereof (taking into account any required sinking fund payments but otherwise assuming that the Company had not redeemed such Debt Security prior to such Stated Maturity).

     "Current Value" means, in respect of any amount, the present value of that amount in the redemption date after discounting that amount on a semiannual basis from the originally scheduled date for payment on the basis of the Treasury Rate.

     "Treasury Rate" means a per annum rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield) determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the Stated Maturity of the final payment of principal of any series of Debt Securities redeemed pursuant to the provisions described above, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on such Stated Maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or, if no such securities mature at such Stated Maturity, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, such Stated Maturity and (ii) the other maturing as close as possible to, but later than, such Stated Maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     "Discounted Swap Equivalent Payments" means, in respect of a Debt Security of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of (i) the Current Value of the amount of principal that would have been payable by the Company pursuant to the terms of such Debt Security at Stated Maturity of the final payment of the principal thereof (taking into effect any required sinking fund payments but otherwise assuming that the Company had not redeemed such Debt Security prior to such Stated Maturity) and (ii) the sum of the Current Values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as the Company against floating rate payments to be made by such leading dealers equal to the interest payments on the Debt Security being redeemed (taking into effect any required sinking fund payment but otherwise assuming the Company had not redeemed such Debt Security prior to such Stated Maturity) under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of such Debt Security, a termination date set at the Stated Maturity of such Debt Security and payment dates for both fixed and floating rate payers set at each Interest Payment Date of such Debt Security. The amount of such fixed rate payments will be based on quotations received by the

Trustee (or an agent appointed for such purpose) from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three such dealers.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debt Securities to be redeemed at such Holder's registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debt Securities or portions thereof called for redemption.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Senior and Subordinated Indentures provide that the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined), and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and such successor corporation expressly assumes the Company's obligations on the Debt Securities issued under the related Indenture;
(ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met. (Sections 8.01 and 8.02.)

LIMITATIONS UPON LIENS

     The Senior and Subordinated Indentures provide that the Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien (as defined) upon any Principal Property of the Company or any Restricted Subsidiary or on any shares of stock of any Restricted Subsidiary (whether such Principal Property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities of any series Outstanding (as defined) which are entitled to the benefits of such provision of the Indenture (together with, if the Company shall so determine, any other indebtedness of or indebtedness guaranteed by the Company or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such indebtedness, except that the foregoing restriction shall not apply to (i) Liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property; (iii) Liens securing indebtedness owing by any Restricted Subsidiary to the Company or a wholly owned Restricted Subsidiary; (iv) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary; (v) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property; and

(vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v), inclusive. Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto, the aggregate amount of such indebtedness issued pursuant to such exception at such time does not exceed 10% of Consolidated Net Tangible Assets. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation an indebtedness issued, assumed or guaranteed pursuant to clauses (i) through (vi) above. (Section 10.08.)

  Certain Definitions

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries ("Subsidiary" being defined as any corporation where more than 50% of its voting stock is owned by the Company or by another Subsidiary) and prepared in accordance with generally accepted accounting principles. (Section 1.01.)

     "Principal Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to the Company and its consolidated Subsidiaries taken as a whole. (Section 1.01.)

     "Restricted Subsidiary" is defined as any Subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in the life insurance business; provided, however, that no Subsidiary shall be a Restricted Subsidiary (i) if the total assets of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) if in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of the Company and its Subsidiaries taken as a whole. (Section 1.01.) As of the date of this Prospectus, the Subsidiaries of the Company which meet the definition of Restricted Subsidiaries are the following: Hartford Life Insurance Company, Hartford Life & Accident Insurance Company and ITT Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     Modification and amendments of each Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby,
(i) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of, any

Outstanding Debt Security; (iii) change the Place of Payment, or the coin or currency in which any Outstanding Debt Security or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (v) change the provisions of such Indenture relating to amendments of the Indenture requiring the consent of the affected Holders for waiver of compliance with certain provisions of the Indenture or waiver of past defaults. (Section 9.02.)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. (Section 10.09.) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, or any interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 5.13.)

EVENTS OF DEFAULT

     Each Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal or premium, if any, at Maturity; (iii) default in the performance of any other covenant in the Indenture for 60 days after written notice thereof;
(iv) certain events in bankruptcy, insolvency or reorganization; (v) acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which acceleration or default shall not have been rescinded or annulled within 30 days after notice; or (vi) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 5.01.) The Company is required to furnish the Trustee annually with a statement as to the fulfillment by the Company of its obligations under the Indenture. (Section 10.06.) Each Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in respect of the payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 6.02.)

     If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration. (Section 5.02.)

     Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 6.03.) Subject to such provisions for the security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 5.12.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and, within 60 days following the receipt of such notice, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding. (Section 5.07.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a suit for the enforcement of any such payment. (Section 5.08.)

SATISFACTION AND DISCHARGE OF THE INDENTURES

     Each Indenture provides that when, among other things, all Debt Securities not previously delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year and the Company deposits or causes to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the Officers' Certificates and Opinions of Counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture. (Section 4.01.)

DEFEASANCE

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Indenture provides that the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series at any time prior to the Stated Maturity or redemption thereof when (i) the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, either (a) sufficient funds to pay and discharge the entire indebtedness on the Debt Securities of such series for the principal and premium, if any, and interest to the Stated Maturity or any redemption date or (b) such amount of Government Obligations (as defined) as will, in the written opinion of independent public accountants delivered to the Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on the Debt Securities of such series for principal and premium, if any, and interest to the Stated Maturity or any redemption date, (ii) the Company has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series, (iii) the Company has delivered to the Trustee an officer's certificate and an opinion of counsel to the effect that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the applicable Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion confirms that, the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, (iv) the Company has delivered to the Trustee an opinion of counsel that neither the Company nor the trust held by such Trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and (v) the Company has delivered to the Trustee such other Officer's Certificates and Opinions of Counsel as may be required by the Indenture, each stating that all conditions precedent provided for therein relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with. (Section 4.03.)

     With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of or premium, if any, or interest on any Senior Debt shall have occurred and be continuing or no other Event of Default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws). (Section 1.12.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the Subordinated Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Debt to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest, if any, on the Subordinated Debt Securities.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or any event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (b) any Debt of the Company to any of its subsidiaries, (c) any Debt to any employee of the Company, (d) any liability for taxes and (e) any indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     The Company is a holding company with no significant business operations of its own, and most of the assets of the Company are owned by its subsidiaries. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Holders of Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any.

     The Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

CONCERNING THE TRUSTEES

     Each of the Trustees acts as depository for funds of, makes loans to, and performs other services for, the Company and its subsidiaries in the normal course of business.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of           shares of
Class A Common Stock, par value $.01 per share ("Class A Common Stock"), shares of Class B Common Stock, par value $.01 per share ("Class B
Common Stock"), and           shares of preferred stock, no par value
(the "Preferred Stock").           shares of Class A Common Stock are currently
outstanding and           are reserved for issuance upon conversion of Class B
Common Stock into Class A Common Stock. The           shares of Class B Common
Stock are outstanding and held by The Hartford or one of its directly or indirectly wholly owned subsidiaries. No shares of Preferred Stock are outstanding. A description of various provisions of the Company's Certificate of Incorporation and By-laws affecting the rights of the Class A Common Stock, Class B Common Stock and Preferred Stock is set forth below. This description is intended as a summary and is qualified in its entirety by reference to the form of the Company's Certificate of Incorporation and By-laws filed with the Registration Statement of which this Prospectus is a part.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  Dividends

     Holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Cash dividends may be declared and paid to the holders of Class A Common Stock only if at such time cash dividends in the same amount per share are declared and paid to the holders of Class B

Common Stock, and vice versa. Dividends consisting of shares of Common Stock, or of rights, options, warrants or other securities convertible into or exchangeable for such shares, may be declared and paid only as follows: (i) shares of Class A Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock, may be declared and paid only to holders of shares of Class A Common Stock, and shares of Class B Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class B Common Stock, may be declared and paid only to holders of Class B Common Stock and (ii) such shares, or such rights, options, warrants or securities convertible into or exchangeable for such shares, will be declared and paid proportionately with respect to each outstanding share of Class A Common Stock and Class B Common Stock. The Company may not reclassify, subdivide or combine the shares of either class of Common Stock without at the same time proportionately reclassifying, subdividing or combining the shares of the other class.

  Voting Rights

     Holders of Class A Common Stock and Class B Common Stock generally have identical voting rights and vote together (and not as separate classes), except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share and the shares of Class B Common Stock maintain certain conversion rights and transfer restrictions as described below. Except as required by law, all matters to be voted on by stockholders must be approved by a majority (or, in the case of the election of directors, by a plurality) of the votes entitled to be cast in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Certificate of Incorporation (including any such amendment to increase or decrease the authorized shares of any class) must be approved by a majority of the votes entitled to be cast in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, except that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding. See "Certain Provisions of the Certificate of Incorporation and By-laws of the Corporation -- Corporate Opportunities." However, amendments to the Certificate of Incorporation that would change the powers, preferences and relative participating, optional or other special rights of the Class A Common Stock or the Class B Common Stock also must be approved by a majority of the outstanding shares of such class voting as a separate class. The superior voting rights of the Class B Common Stock may discourage unsolicited tender offers and merger proposals.

  Conversion

     Each share of Class B Common Stock is convertible at any time by the holder thereof or a Class B Transferee (as defined below), if any, at the option of such holder, into one share of Class A Common Stock, except as provided herein. Subject to the exceptions described in the following sentence, upon any sale or transfer of shares of Class B Common Stock, such that any person or persons other than the holder thereof or any of its affiliates (within the meaning of the rules and regulations under the Exchange Act), including a Class B Transferee (as defined below), will have beneficial ownership thereof, such shares will automatically convert into an equal number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally). However, if shares of Class B Common Stock representing 50% or more of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) are transferred by the holder thereof in a single transaction, or series of related transactions, to any person or persons not affiliated with such transferor (a "Class B Transferee"), such shares of Class B Common Stock so transferred will not automatically convert into shares of Class A Common Stock upon such transfer. Each share of

Class B Common Stock retained by such transferor following any such transfer will automatically convert into a share of Class A Common Stock upon such transfer. In addition, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock then outstanding is less than 50% of the aggregate number of shares of Common Stock then outstanding.

     The provisions of the Company's Certificate of Incorporation described above under "Conversion" are generally designed so that, were The Hartford to reduce its ownership of the Class B Common Stock to shares of Common Stock representing less than 50% of the economic interest in the Company represented by Common Stock, all shares of Class B Common Stock will be automatically converted into Class A Common Stock, thereby resulting in all holders of Common Stock having identical voting rights. However, The Hartford (and any subsequent Class B Transferee) is permitted to transfer shares of Class B Common Stock representing 50% or more of the economic interest in the Company represented by Common Stock to a Class B Transferee with the effect that such Class B Transferee will succeed to ownership of the Class B Common Stock and thus control of the Company.

  Other

     Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the net assets of the Company available for distribution to stockholders of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests and the Class B Common Stock shall rank pari passu with the Class A Common Stock as to such distribution.

     No shares of either class of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

     The outstanding shares of Class A Common Stock and Class B Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The authorized Preferred Stock of the Company is available for issuance from time to time at the discretion of the Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe for each series of the Preferred Stock it establishes the number of shares in that series, the number of votes (if any) to which such shares in that series are entitled, the dividends payable on such shares in that series, any conversion rights applicable thereto and the other designations, powers, preferences and relative participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series.

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Preferred Stock that will be set forth in a Prospectus Supplement shall not purport to be complete and shall be qualified in its entirety by reference to the certificate of designation relating to such series.

DEPOSITARY SHARES

  General

     The Company may, at its option, elect to offer fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the

Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary to be named by the Company in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such sections shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

  Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

  Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

  Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will only terminate if (i) all outstanding Depositary Shares have been redeemed or
(ii) there has been a final distribution in respect of the Preferred Stock, including in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

  Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

  Charges of Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and the issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of the Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as the Deposit Agreement expressly provides to be for their accounts.

  Miscellaneous

     The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Company will be liable under the Deposit Agreement to holders of Depositary Receipts other than for its gross negligence, willful misconduct or bad faith. Neither the Company nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                           CERTAIN PROVISIONS OF THE
                        CERTIFICATE OF INCORPORATION AND
                             BY-LAWS OF THE COMPANY

BOARD OF DIRECTORS

     The Certificate of Incorporation and By-laws provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office. Accordingly, the Board of Directors may be able to prevent any stockholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees.

TRANSACTIONS WITH INTERESTED PARTIES

     The Company's Certificate of Incorporation includes certain provisions addressing potential conflicts of interest between the Company and The Hartford and regulating and defining the conduct of certain affairs of the Company as they may involve The Hartford and its subsidiaries, directors and officers. The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) between the Company and The Hartford or any subsidiary of The Hartford (other than the Company) or between the Company and any entity in which a director of the Company has a financial interest (a "Related Entity") or between the Company and any director or officer of the Company, The Hartford, any subsidiary of the Company or The Hartford or any Related Entity shall be void or voidable for the reason that The Hartford or such subsidiary, Related Entity or any one or more of the officers or directors of the Company, The Hartford or such subsidiary or any Related Entity are parties thereto, or solely because any such directors or officers are present at, participate in or vote at a meeting of the Board of Directors or a committee thereof which authorizes the contract, agreement, arrangement or transaction, if:

          (i) the material facts as to the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) by the affirmative vote of a majority of the Disinterested Directors (as defined below), even though the number of Disinterested Directors voting may be less than a quorum;

          (ii) the material facts as to the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the holders of Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is specifically approved or ratified in good faith by a majority of the votes entitled to be cast by all outstanding shares of Common Stock present in person or represented by proxy and not owned by The Hartford or any subsidiary thereof or a Related Entity, as the case may be; or

          (iii) such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) was fair to the Company at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Company.

For purposes hereof, "Disinterested Directors" means the directors of the Company who are not (i) officers of either the Company or The Hartford or any subsidiary thereof or (ii) directors of The Hartford or any subsidiary thereof.

CORPORATE OPPORTUNITIES

     The Certificate of Incorporation further provides that, subject to any contractual agreements of the Company to the contrary, and subject to applicable law, The Hartford or any subsidiary thereof (other than the Company and any of its subsidiaries) will have the right to: (i) engage in the same or similar business activities or lines of business as the Company or any subsidiary thereof; (ii) do business with any client or customer of the Company or any subsidiary thereof and (iii) employ or otherwise engage any officer or employee of the Company or any subsidiary thereof. In addition, if either of The Hartford or any of its subsidiaries or the Company or any of its subsidiaries acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both The Hartford and the Company, such person shall have no duty, other than pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), to communicate or present such corporate opportunity to the Company or The Hartford, as applicable.

     Until The Hartford ceases to beneficially own more than 20% of the number of outstanding shares of Common Stock, the Certificate of Incorporation requires an affirmative vote of the holders of 80% or more of the combined voting power of the Common Stock then outstanding to amend or repeal the foregoing provisions of the Certificate of Incorporation relating to transactions with interested parties and corporate opportunities, as well as the provision requiring such an 80% vote. Thereafter, under the DGCL, an affirmative vote of 50% or more of the combined voting power of the Common Stock then outstanding would be required to effect such an amendment or repeal. Accordingly, so long as The Hartford beneficially owns more than 20% of the number of outstanding shares of Common Stock, it can prevent any such amendment or repeal.

POTENTIAL LIMITS ON CHANGE OF CONTROL

     Certain provisions of the Certificate of Incorporation and By-laws may delay or impede a merger, consolidation, takeover or other business combination involving the Company. It is believed that such provisions will enable the Company to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of the Company and its stockholders. Such provisions could have the effect of discouraging third parties from making an unsolicited tender offer or otherwise attempting to obtain control of the Company although such proposals, if made, might be considered desirable by a majority of the Company stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors; (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting; (iii) a classified board; (iv) a requirement that certain provisions of the Company's Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding; (v) requirements for advance notice for raising business or making nominations at stockholders' meetings; and (vi) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships. These provisions are present in the Certificate of Incorporation or By-laws of the Company. The Hartford, as owner of more than 80% of the combined voting power of all classes of voting stock, could sell or otherwise dispose of a substantial portion of its holdings and still be able to block any merger, consolidation, takeover or other business combination with any third party and certain other material transactions and matters.

LIMITATION ON LIABILITY

     To the fullest extent permitted by applicable law as then in effect, no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the Certificate of Incorporation.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation should have no effect on the availability of equitable remedies such as an injunction or recission based on a director's breach of his or her duty of care and does not eliminate or limit a director's liability arising in connection with causes of action brought under the federal securities laws. This provision, however, may discourage or deter stockholders or management from bringing a lawsuit against a director for a breach of his or her fiduciary duty, though such an action, if successful, might otherwise have benefited the Company and its stockholders.

     The By-laws provide that the Company will indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the

Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. To receive such indemnification under the DGCL as currently in effect, such a person must have been successful in the legal proceeding or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

DELAWARE STATUTE

     The Company is a Delaware corporation subject to Section 203 of the DGCL.
Section 203 provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203 of the DGCL, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances, Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for the above-referenced three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. By virtue of its beneficial ownership of the Class B Common Stock, The Hartford is in a position to elect to exclude the Company from the restrictions under Section 203 of the DGCL, although it currently has no intention to do so.

                              PLAN OF DISTRIBUTION

     The Company may sell any of the Offered Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company to purchasers.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Offered Securities in respect of which this Prospectus is being delivered, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sale will be described in the Prospectus Supplement relating thereto.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with the remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company may authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to delayed delivery contracts accepted by the Company.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Offered Securities will be a new issue with no established trading market. The Company may elect to list any series of Offered Securities on an exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of the Offered Securities.

     Agents, underwriters, dealers, and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of any Offered Securities offered hereby will be passed upon for the Company by Lynda Godkin, General Counsel of the Company, and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.

                                    EXPERTS

     The audited consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein and in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein and in the Registration Statement in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports which include an explanatory paragraph with respect to the change in the method of accounting for debt and equity securities as of January 1, 1994, as discussed in Note 2 of Notes to Consolidated Financial Statements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all the expenses in connection with the issuance and distribution of the Offered Securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the Commission registration fee.

    Commission Registration Fee..............................................  $303,031
    NYSE Listing Fee.........................................................     *
    Accounting Fees and Expenses.............................................     *
    Legal Fees and Expenses..................................................     *
    Printing Expenses........................................................     *
    Miscellaneous............................................................     *
                                                                               --------
              Total..........................................................  $  *
                                                                               ========

---------------
* To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

     Article 4 of the Company's Restated By-laws provides in terms similar to those of Section 145 of the DGCL that the Company shall have the power and shall be required to indemnify its officers and directors in accordance with such law.

     As permitted by Section 102(b)(7) of the DGCL, Article Twelfth of the Company's Restated Certificate of Incorporation states that:

          To the fullest extent permitted by applicable law as then in effect, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or
     (v) for any act or omission occurring prior to the effective date of this ARTICLE TWELFTH. Any repeal or modification of this ARTICLE TWELFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     The form of Underwriting Agreement filed as Exhibit 1.01 to this Registration Statement provides for indemnification of the Registrant and certain controlling persons under certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS

 1.1   Proposed form(s) of Underwriting Agreement(s).*

 4.1 Restated Certificate of Incorporation of Hartford Life, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-21459)).

 4.2 By-Laws of Hartford Life, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-21459)).

 4.3   Senior Indenture, dated as of February   , 1997, between the Company and
       Citibank, N.A., as Trustee.*

 4.4   Form of Subordinated Indenture.*

 4.5   Form of Depositary Receipt.*

 4.6   Form of Deposit Agreement.*

 5.1   Opinion of Lynda Godkin, Esq.*

12.1   Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Lynda Godkin, Esq. (included in Exhibit 5.1).

23.3   Consent of Ramani Ayer.*

23.4   Consent of Donald R. Frahm.*

23.5   Consent of Paul G. Kirk, Jr.*

23.6   Consent of Lowndes A. Smith.*

23.7   Consent of H. Patrick Swygert.*

23.8   Consent of DeRoy C. Thomas.*

23.9   Consent of Gordon I. Ulmer.*

23.10  Consent of David K. Zwiener.*

24.1   Powers of Attorney.**

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as Trustee for the Senior Debt Securities.*

25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.*
---------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

** A power of attorney whereby various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection therewith is contained on the signature page following Part II of this Registration Statement.

ITEM 17.  UNDERTAKINGS

     (a) Rule 415 offering.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Offered Securities (if the total dollar value of Offered Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) Rule 430A registration statement.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (j) Qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

OTHER

     The Registrant hereby states that it reasonably believes that the Offered Securities being registered hereunder will be "investment grade securities" (as defined in General Instruction I.B.2. of Form S-3) by the time of sale of such securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simsbury, State of Connecticut, on February 14, 1997.

                                          HARTFORD LIFE, INC.

                                          By      /s/ LOWNDES A. SMITH
                                            ------------------------------------
                                            Name: Lowndes A. Smith
                                            Title:   Chief Executive Officer and
                                             President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael S. Wilder, Michael O'Halloran and Lynda Godkin or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the undersigned as a director or officer of the Registrant and any and all amendments or supplements thereto, including any and all stickers and post-effective amendments thereto, and any and all additional registration statements relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                              TITLE                       DATE

           /s/ LOWNDES A. SMITH             Chief Executive Officer,        February 14, 1997
------------------------------------------  President and Director
             Lowndes A. Smith               (Principal Executive
                                            Officer)

           /s/ GREGORY A. BOYKO             Senior Vice President, Chief    February 14, 1997
------------------------------------------  Financial Officer and
             Gregory A. Boyko               Treasurer (Principal
                                            Financial and Accounting
                                            Officer)

          /s/ MICHAEL S. WILDER             Director                        February 14, 1997
------------------------------------------
            Michael S. Wilder

          /s/ MICHAEL O'HALLORAN            Director                        February 14, 1997
------------------------------------------
            Michael O'Halloran

             /s/ LYNDA GODKIN               Director                        February 14, 1997
------------------------------------------
               Lynda Godkin

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                              DESCRIPTION

 1.1   Proposed form(s) of Underwriting Agreement(s).*

 4.1 Restated Certificate of Incorporation of Hartford Life, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-21459)).

 4.2 By-Laws of Hartford Life, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-21459)).

 4.3   Senior Indenture, dated as of February   , 1997, between the Company and
       Citibank, N.A., as Trustee.*

 4.4   Form of Subordinated Indenture.*

 4.5   Form of Depositary Receipt.*

 4.6   Form of Deposit Agreement.*

 5.1   Opinion of Lynda Godkin, Esq..*

12.1   Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Lynda Godkin, Esq. (included in Exhibit 5.1).

23.3   Consent of Ramani Ayer.*

23.4   Consent of Donald R. Frahm.*

23.5   Consent of Paul G. Kirk, Jr.*

23.6   Consent of Lowndes A. Smith.*

23.7   Consent of H. Patrick Swygert.*

23.8   Consent of DeRoy C. Thomas.*

23.9   Consent of Gordon I. Ulmer.*

23.10  Consent of David K. Zwiener.*

24.1   Powers of Attorney.**

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as Trustee for the Senior Debt Securities.*

25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.*
---------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

** A power of attorney whereby various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection therewith is contained on the signature page following Part II of this Registration Statement.